Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-7501) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-26101) pertaining to the Ashland Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statement (Form S-3 No. 333-70651) as amended by Amendment No. 3, pertaining to the U.S. $220,000,000 Ashland Inc. Medium-Term Notes, Series H, and the related Prospectus, of our report dated February 9, 1999, except as to Note R, which is as of March 1, 1999, relating to the financial statements of Marathon Ashland Petroleum LLC included in this Annual Report (on Form 10-K/A Amendment No. 1) for the year ended September 30, 1998.



                                     PricewaterhouseCoopers  LLP

March  16, 1999